UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 1, 2012

Morton’s Restaurant Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-12692	13-3490149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 North LaSalle Street, Suite 500

Chicago, Illinois 60654

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 923-0030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, on December 15, 2011, Morton’s Restaurant Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fertitta Morton’s Restaurants, Inc., a Delaware corporation (“Parent”), Fertitta Morton’s Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), Claim Jumper Acquisition Company, LLC, a Nevada limited liability company (“CJAC”) and Fertitta Entertainment, Inc., a Delaware corporation (“FEI”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”) on December 30, 2011 to acquire all of the outstanding shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), at a purchase price of $6.90 per share, net to the seller in cash, without interest and subject to any required withholding of taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 30, 2011, and the related Letter of Transmittal, each as amended or supplemented from time to time.

On February 1, 2012, Parent and Purchaser announced the completion of the Offer. The Offer expired at 12:00 midnight, New York City time, on January 31, 2012. According to American Stock Transfer and Trust Company, LLC, the depositary for the Offer, 15,582,832 Shares were validly tendered and not withdrawn (not including 224,248 Shares tendered pursuant to notices of guaranteed delivery). On February 1, 2012, Purchaser accepted for payment all Shares that were validly tendered and not withdrawn, and payment for such Shares was made, in accordance with the terms of the Offer.

In accordance with the terms of the Merger Agreement, on February 1, 2012, Purchaser merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Item 1.01.	Entry into a Material Definitive Agreement.

Upon consummation of the Merger and by virtue of the Company becoming a wholly-owned subsidiary of Parent, Parent, as Borrower, Fertitta Morton’s Holdings, Inc., the Company and each of its subsidiaries, CJAC and each of its subsidiaries, as Guarantors, Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swingline Bank, Lead Arranger, Bookrunner, and Documentation Agent, Fifth Third Bank, as Syndication Agent, and the lenders party thereto have entered into a Credit Agreement and certain other instruments (collectively, the “Credit Documents”), pursuant to which the lenders have provided Borrower with a revolving credit line and term loans comprised of:

•	a four and one-half year $15.0 million senior secured revolving credit facility, and

•	a five year $200.0 million senior secured term loan facility.

The Credit Documents contain customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, existence of liens, investments, sales of assets, mergers and consolidations, prepayments of subordinated indebtedness, dividends and other distributions, transactions with affiliates, and a limitation on capital expenditures. The Credit Documents also require the Parent, Borrower and its subsidiaries to maintain a certain Total Leverage Ratio and Consolidated Fixed Charge Coverage Ratio through the life of the Credit Documents. The Credit Documents also include customary events of default, and guarantees from Parent, the Company, CJAC and each of their respective domestic subsidiaries.

The descriptions of the senior secured revolving credit facility and the senior secured term loan facility contained in the Offer to Purchase filed as exhibit (a)(1)(A) to the Schedule TO filed by Parent and Purchaser with the Securities and Exchange Commission on December 30, 2011 is incorporated by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Merger, on February 1, 2012, the Company repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under that certain Credit and Guaranty Agreement (the “Prior Credit Agreement”), as amended, by and among Morton’s of Chicago, Inc., the Company, certain subsidiaries of the Company as Guarantors, various Lenders and Goldman Sachs Bank USA as Administrative Agent, Collateral Agent and Lead Arranger, and terminated the Prior Credit Agreement. No penalties were due in connection with such repayments.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introduction is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on February 1, 2012 that each Share (other than Shares owned by Parent, Purchaser or the Company and Shares held by any holder who is entitled to and has properly demanded appraisal of such Shares under Delaware law) was automatically converted into the right to receive the Offer Price. On February 1, 2012, the NYSE filed with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) on Form 25 to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and trading of the Company Common Stock on the NYSE was suspended as of the opening of trading on February 2, 2012.

On January 23, 2012, the NYSE filed a Notification of Removal from Listing and/or Registration under Section 12(b) on Form 25 delisting and deregistering the Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), under Section 12(b) of the Exchange Act, which filing was subsequently amended on January 24, 2012.

The Company intends to file with the SEC a certification on Form 15 requesting the deregistration of the Company Common Stock and the Preferred Stock, in each case under Section 12(g) of the Exchange Act, and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

At the effective time of the Merger (the “Effective Time”), each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by Parent, Purchaser, the Company or by stockholders who have validly exercised their appraisal rights under Delaware law, was converted into the right to receive cash in an amount equal to the Offer Price.

Item 5.01.	Changes in Control of Registrant.

As a result of the acceptance of Shares in the Offer on February 1, 2012, a change of control of the Company occurred. Upon the effectiveness of the Merger, the Company became a wholly-owned subsidiary of Parent. The disclosure under the Introduction and Item 3.01 is incorporated herein by reference. The total consideration in connection with the change of control transaction was approximately $180.0 million, including $116.6 million for the outstanding Shares and $63.4 million for the repayment of the Company’s debt referenced in Item 1.02. The source of such funds was proceeds from a five-year $200.0 million senior secured term loan facility and up to $4.5 million of a four-and-a-half-year $15.0 million senior secured revolving credit facility.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, on February 1, 2012, Tilman J. Fertitta became the beneficial owner of 100% of the Company’s stock and the Company’s President, Richard H. Liem became the Company’s Vice President and Treasurer, and the director of Purchaser immediately prior to the Effective Time, Steven L. Scheinthal, became the Vice President, Secretary and director of the Company following the Merger.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation and the bylaws of the Company were amended and restated in accordance with the terms of the Merger Agreement, copies of which are attached as Exhibit 3.1 and Exhibit 3.2 to this report, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On February 1, 2012, Parent issued a press release regarding the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

3.1	Amended and Restated Certificate of Incorporation of Morton’s Restaurant Group, Inc.

3.2	Bylaws of Morton’s Restaurant Group, Inc.

99.1	Press Release, dated February 1, 2012 (incorporated by reference to Exhibit (a)(5)(D) to Amendment No. 1 to Schedule TO filed by Fertitta Morton’s Restaurants, Inc. and Fertitta Morton’s Acquisition, Inc. with the SEC on February 1, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morton’s Restaurant Group, Inc.

Date: February 3, 2012	/S/ STEVEN L. SCHEINTHAL
Steven L. Scheinthal
Vice President and Secretary